EXHIBIT 10.5

                       HOST AMERICA CORPORATION
                    EXECUTIVE EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of this 19th day of February 1998 is by and between Host America Corporation, a Delaware corporation with its principal places of business in the State of Connecticut (hereinafter called the "Employer") and Geoffrey W. Ramsey, an individual residing at 78 Melrose Ave., Hamden, Connecticut 06518-2697 (hereinafter called the "Employee").

WHEREAS, the Employer is a regional contract food service management company; and

WHEREAS, the Employer wishes to provide assurance to the Employee that his duties, responsibilities and authority are considered by the Employer to be essential to the Employer's business success; and

WHEREAS, the Employer wishes to employ the Employee on terms that are competitive in the marketplace and that reflect the Employee's experience and expertise related to the business activities of the Employer; and

WHEREAS, the Employer desires to employ the Employee, and the Employee desires to accept such employment, all upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto hereby mutually agree as follows:

1. EMPLOYMENT. The Employer hereby employs the Employee, and the Employee hereby accepts such employment, upon and subject to the terms and conditions set forth herein.

2. EFFECTIVE DATE AND TERM. This Agreement shall take effect as of the date hereof (the "Effective Date") and shall continue thereafter in full force and effect for five years, until the day and month in the year 2003 (the "Expiration Date") that corresponds to the day and month that this Agreement shall take effect.

3. TITLE AND DUTIES; EXTENT OF SERVICES. The Employee shall promote the business and affairs of the Employer as President and Treasurer. The Employee shall report and be responsible to the Board of Directors of the Employer, and shall devote his full efforts, time, attention and energies to the business and affairs of the Employer; provided, however, that nothing in this Agreement or in the Employee's employment relationship with the Employer shall prevent the Employee from having an ownership interest in, and from rendering services to, other companies or entities so long as any such ownership interest of the Employee or any such services rendered by the Employee to any such other companies or entities do not interfere with the reasonable performance of the Employee's duties and responsibilities hereunder.

4. TRAVEL. During the term of this Agreement, the Employee shall engage in reasonable business travel on behalf of the Employer.

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5.    COMPENSATION AND BENEFITS.

      5.1. SALARY. The Employer shall pay the Employee a salary at an annual rate of $85,000.00 (eighty five thousand dollars). The Employee's salary, which may be increased from time to time by the Compensation Committee (in the absence thereof, by the Board of Directors) of the Employee (hereinafter, the "Salary"), shall not be decreased without the consent of the Employee. The Employee's salary shall be paid in accordance with the Employer's payroll practices as in effect from time to time.

      5.2.     FRINGE BENEFITS.  In addition to the Salary provided for in
               Section 5.1 above, in connection with the Employee's employment by the Company, the Employee shall be entitled to receive all fringe benefits customarily offered by the Company to its officers, including without limitation, an expense account, an automobile expense account, and reimbursement of reasonable country club membership dues and related business expenses.

      5.3. HEALTH AND DENTAL INSURANCE. The Employee shall be entitled, on a family coverage basis and at the Employer's sole cost and expense, to participate in the health insurance plan (the "Employer's Health Plan") and the dental insurance plan (the "Employer's Dental Plan") generally made available to the Employer's officers.

      5.4. DISABILITY INSURANCE. The Employee shall be entitled to participate, at the Employer's sole cost and expense, in the long-term disability insurance plan generally made available to other officers of the Employer (the "Long Term Disability Plan").

      5.5. LIFE INSURANCE. The Employee shall be entitled to participate, at the Employer's sole cost and expense, in the life insurance plan of the Employer (the "Life Insurance Plan") generally made available to other officers of the Employer.

      5.6. D&O LIABILITY INSURANCE. The Employer shall maintain at all times a directors and officers liability insurance policy (the "D&O Policy") and the Employee shall be covered in his capacity as an officer of the Employer under the D&O Policy. The cost of such coverage shall be borne by the Employer.
               In addition, the Employee shall be entitled to indemnification from the Employer for any claim, loss, damage or expense made against or suffered by the Employee in his capacity as an officer of the Employer.

      5.7. 401(k) PLAN. The Employee shall be entitled to participate in the Employer's 401(k) Plan and profit-sharing plans on the same basis as other officers of the Employer. The Employee shall be eligible to participate in the Employer's 401(k) Plan and profit-sharing plans commencing on the Effective Date.

      5.8. VACATION. The Employee shall be entitled to at least four weeks of vacation per fiscal year during which time his compensation shall be paid in full, and any

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               unused vacation time shall accrue from year to year in
               accordance with the Employer's policy therefor.

      5.9. EXPENSE REIMBURSEMENT. The Employee may incur reasonable expenses in connection with the promotion of the Employer's business, all upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting documentation as the Employer may reasonably request. The Employer shall directly pay, or shall reimburse the Employee for all of such reasonable expenses.

      5.10. OTHER BENEFITS. The Employee shall be entitled to receive such other fringe benefits as are customarily provided by the Employer to other officers.

6.    ADDITIONAL COMPENSATION.

      6.1 STOCK OPTIONS. The Employee shall be entitled to participate in the Employer's stock option plans on a basis consistent with other officers of the Employer.

      6.2 CONVERTIBLE PREFERRED SHARES. The Employee shall receive 225,000 shares of the Preferred Stock. Each share of Preferred Stock is convertible into one (1) share of the Company's Common Stock at a conversion value of $5.00 per share, provided, however, the shares may only be converted after five (5) years or sooner in the event the Company attains the following revenues and pre-tax earnings during the following time period or fiscal year after the completion of the proposed public offering, each share of Preferred Stock shall be convertible into the following number shares of Common Stock at the following conversion value per share at no cost to the employees:

                                                                Number of
                                         Pre-Tax    Conversion    Common
Incentive Period            Revenues     Earnings     Value       Shares
----------------            --------     --------   ----------   --------
15 Months After
 Public Offering           $20,000,000   $1,000,000     $2.50    2.0 shares
Two Years After
 Public Offering           $40,000,000   $2,000,000     $2.00    2.5 shares
Three Years After
 Public Offering           $75,000,000   $3,750,000     $1.50    3.3 shares

      Of the 700,000,000 shares of Preferred Stock to be issued to the Company's Officers and Directors, up to 233,333 shares of Preferred Stock are convertible upon achieving the performance goals in accordance with the aforesaid formula at the end of each Incentive Period. In the event the Company does not attain any of the aforesaid goals, each share of Preferred Stock then outstanding shall automatically convert, at no cost to the holder, into one (1) share of Common Stock five (5) years from the effective date of the registration statement relative to the proposed public offering. Each share of Preferred Stock will have the same voting rights as a share of Common Stock.

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7.    TERMINATION.

      7.1.     TERMINATION RIGHTS OF THE PARTIES.

          (a) The Employee may terminate his employment hereunder at any time for Good Reason (as defined below) by giving the Employer thirty (30) days' prior notice thereof, whereupon such employment shall terminate on the earlier of (i) the 30th day following the date on which such notice is given to the Employer by written notice to the Employer or (ii) any date prior to such 30th day that is specified by the Employer by written notice to the Employee. For purposes of this Agreement, the term "Good Reason" shall mean (i) material breach by the Employer of any of the terms or provisions of this Agreement, (ii) any event of bankruptcy or insolvency in respect of the Employer, (iii) any diminution on a cumulative basis, of the Employee's, duties, responsibilities or authority of the Employee as an officer of the Employer, (iv) the principal place of business at which the Employee performs his duties is changed to a location outside the State of Connecticut, or (v) the occurrence of a Change of Control (as defined in Section 7.3 hereof).

          (b) The Employee may terminate his employment hereunder for any reason whatsoever at any time by giving ninety (90) days' prior written notice of such termination, whereupon such employment shall terminate on the earlier of (i) the 90th day following the date on which such notice is given or (ii) any date prior to the 90th day that is specified by the Employer by written notice to the Employee.

          (c) The Employer may terminate the Employee's employment hereunder at any time for Cause (as defined below) by giving the Employee written notice of such termination whereupon such employment shall terminate on the date such written notice is given to the Employee. For purposes of this document, the term "Cause" shall mean (i) any willful misconduct by the Employee which materially injures the Employer, (ii) any act of dishonesty in the Employee's relations with the Employer or any of its directors, employees or vendors which materially injures the Employer, (iii) any act of larceny, embezzlement, conversion or any other similar act involving the misappropriation of Employer funds in the course of the Employee's employment, (iv) any material breach of this Agreement by the Employee which is not cured by the Employee within ten (10) days after receiving written notice thereof from the Employer, or (v) the conviction of the Employee of any felony which involves moral turpitude.

          (d) The Employee's employment hereunder shall terminate automatically (i) upon the Employee's death or (ii) on the thirtieth (30th) day following any determination of Disability (as defined below) in accordance with the procedures specified in this Section 7.1(e). For purposes of this Agreement, the term "Disability" shall mean an inability to perform the material services contemplated under this Agreement for a period of six consecutive months. A determination of Disability shall be made by a physician satisfactory to both the Employee and the Employer, provided that, if the Employee and the Employer do not agree on

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          a physician, the Employee and the Employer shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties.

          (e) The effective date of any termination of the Employee's employment hereunder is hereinafter referred to as the "Termination Date."

      7.2. EMPLOYEE'S RIGHT TO COMPENSATION FOLLOWING TERMINATION; SEVERANCE BENEFITS.

          (a) Upon any termination of the Employee's employment hereunder by the Employer or the Employee for any reason whatsoever, or upon any termination of the Employee's employment hereunder on account of his death or Disability, the Employer shall (1) pay to the Employee all Salary accrued by the Employee through the Termination Date, (2) pay to the Employee any accrued but previously unpaid bonuses and (3) pay and make available to the Employee all other benefits accrued by the Employee through the Termination Date pursuant to Section 5 hereof, all in the manner and at the time provided in said Section 5. Any payments due or benefits owed to the Employee by the Employer under this Section 7.2(a) shall be paid or made available by the Employer to the Employee's legal representative or heirs, as the case may be, upon the Employee's death or Disability.

          (b) Upon the termination of the Employee's employment hereunder by the Employee for Good Reason pursuant to Section 7.1(a) hereof, the Employer shall provide severance to the Employee by
          (1) continuing to pay to the Employee the Salary through (i) the second anniversary of the Termination Date, or (ii) the Expiration Date, whichever period is longer, in the manner and at the time provided in Section 5.1 hereof, and (2) paying and making available to the Employee through (i) the second anniversary of the Termination Date, or (ii) the Expiration Date, whichever period is longer, all fringe benefits set forth in
          Section 5.3 through 5.10 hereof.  Except as provided under
          Section 7.3(c) below, the provisions of this Section 7.2(b) shall be applicable with respect to any termination of the Employee's employment hereunder to the extent that the Employee shall be entitled to severance therefor pursuant to Section 7.3 hereof.

      7.3.     SPECIAL SEVERANCE UPON A CHANGE OF CONTROL.

          (a) Notwithstanding anything in this Agreement (including, without limitation, Section 7.2 hereof) to the contrary, in the event that the Employee's employment under this Agreement is terminated by the Employer for any reason whatsoever, or by the Employee with Good Reason (which for purposes of this Section 7.3(a) shall mean the occurrence of any of the events described in clauses (i), (ii), (iii) or (iv) of the definition of the term Good Reason as set forth in Section 7.1(a) hereof), at any time within the two year period after a Change of Control, the Employer shall, in addition to performing its obligations under 7.2(a) hereof, provide severance to the Employee by (i) continuing to pay to the Employee the

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          Salary through the last business day of the Special Severance
          Period (as defined in Section 7.3(c) below) in the manner and at the time provided in Section 5.1 hereof, and (ii) paying and making available to the Employee through the last business day of the Special Severance Period all fringe benefits set forth in
          Section 5.3 through 5.10 hereof.

          (b) For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon any of the following events:

               (i) when, pursuant to any transaction or series of transactions, any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Employer representing thirty-five percent (35%) or more of the total number of votes that may be cast for election of directors of the Employer;

               (ii) any contested election of directors, the result of which is that the individuals who were directors of the Employer immediately before such election shall cease to constitute a majority of directors serving on the Board of Directors of the Employer or any successor thereof;

               (iii) any merger of consolidation of the Employer with or into another corporation or entity where the Employer is not a survivor;

               (iv) a sale or disposal by the Employer of substantially all of its assets to another corporation, entity or person; or

               (v) any tender of exchange offer, or other business combination, the result of which is the persons who were directors of the Employer before such transaction shall cease to constitute a majority of the directors serving on the Board of Directors of the Employer or any successor thereof.

          (c) For purposes of Section 7.3(a) above, the term "Special Severance Period" shall mean a period of time, commencing on the Termination Date, equal to two months for each calendar year through which the Employee shall have been employed hereunder; provided however, that in no event shall such period have a total duration of less than one year from the Termination Date or more than two years from the Termination Date; and provided, further, that in no event shall such period have a total duration of less than the severance period applicable under Section 7.2(b) above.

      7.4. MITIGATION. The Employee shall be under no obligation to mitigate the amount of any severance payments provided for in Sections 7.2 and 7.3 hereof or to seek other employment following any termination of employment hereunder, and any

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               amounts he may earn in any other employment shall not reduce or offset the severance payments or other amounts due hereunder.

      7.5. NO OFFSET. The Employer shall not be entitled to setoff, offset, reduce or otherwise withhold any compensation due by the Employer to the Employee hereunder. In the event that the Employer shall have any claim against the Employee hereunder, the Employer's only remedy shall be to commence an action at law or in equity against the Employee seeking damages or injunctive relief.

8.    GENERAL PROVISIONS.

      8.1. ACCELERATION. In the event of any failure by the Employer to pay any of the amounts due and payable by the Employee under Section 7.2 or 7.3 hereof, or in the event of the filing of any bankruptcy petition by or against the Employer or the appointment of a receiver to wind up and liquidate the Employer, at any time after the Termination Date, the Employee shall be entitled to accelerate any and all amounts due and payable by the Employer to the Employee under this Agreement. Any such right of acceleration shall not be in lieu of, or otherwise limit, any remedies available to the Employee at law or in equity.

      8.2. ENTIRE AGREEMENT. This Agreement represents the entire agreement of the parties and supersedes any prior understandings, agreements or representations by and between the Employer and the Employee with respect to the arrangements contemplated hereby. No prior agreement, whether written or oral, shall be construed to change, amend, alter, repeal or invalidate this Agreement. This Agreement may be amended only by a written instrument executed in one of more counterparts by the parties.

      8.3. WAIVER. No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

      8.4. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, in the case of the Employee, his heirs. Neither the Employee nor the Employer may assign or transfer any or all of their respective rights or obligations under this Agreement.

      8.5. VENUE. In the case of any dispute hereunder, the parties submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in the State of Connecticut, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy.

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      8.6.     SEVERABILITY.  All headings and subdivisions of this
               Agreement are for reference only and shall not affect its interpretation. In the event that any provision of this Agreement should be held unenforceable by a court of competent jurisdiction, such court is hereby authorized to amend such provision so as to be enforceable to the fullest extent permitted by law, and all remaining provisions shall continue in full force without being impaired or invalidated in any way.

      8.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to its conflict of laws principles.

      8.8. SURVIVAL. The provisions of Sections 5, 6, 7, and 8 shall survive any termination of this Agreement or of the employment relationship of the Employee and the Employer, including any termination of such employment relationship at any time on or after the expiration of the term of this Agreement as set forth in Section 2 hereof. Without in any way or to any extent limiting the generality of the foregoing, the parties hereby expressly agree that the provisions of Section 7 hereof under which prior written notice of termination shall be thirty (30) days) shall survive the expiration of the term of this Agreement as set forth in Section 2 hereof, it being the intention of the parties hereto that the Employee shall be entitled to compensation and severance as set forth in Section 7 hereof, upon any termination of the employment relationship of the Employee and the Employer at any time after the expiration of the term of this Agreement, all to the same extent as if the Employee were employed under the terms of this Agreement at the time of such termination.

      8.9. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or three days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, addressed to the other party at the address shown above, or at such other address or addresses of which either party shall notify the other in accordance with this Section 8.9.

      8.10. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall for all purposes constitute one Agreement, binding on each of the parties hereto notwithstanding that each such party shall not have signed the same counterpart.

      8.11. ATTORNEYS' FEES. Each party agrees that the losing party in any suit or action shall reimburse the prevailing party for its reasonable costs, expenses and attorneys' fees incurred in any action or suit brought to determine the rights of the parties hereunder.

      8.12. ARBITRATION. Any disputes arising out of this Agreement between the Employee and the Employer shall be settled by the binding arbitration to held in the State of Connecticut, in accordance with the rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrator may be

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               entered in any court having jurisdiction.  The statute of
               limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in any action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes.

      8.13. INDEMNIFICATION. Employer shall indemnify, defend and hold harmless Employee from and against any and all actions, claims, liabilities, demands and proceedings asserted against the Employee by reason of the fact that Employee is or was an employee or officer of the Employer on or after the date hereof to the fullest extent permitted under the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have signed this agreement as of the date written above as a sealed instrument.



EMPLOYEE                           EMPLOYER
                                   HOST AMERICA CORPORATION


/s/ GEOFFREY W. RAMSEY             By: /s/ THOMAS P. EAGAN, JR.
-----------------------------         -------------------------------
Geoffrey W. Ramsey                 Name:  Thomas P. Eagan, Jr.
President                          Title: Director